SCHEDULE 14A INFORMATION

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Exchange act of 1934

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12

                SYNALLOY CORPORATION
-----------------------------------------------------------
    (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------
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                  SYNALLOY CORPORATION
                  Post Office Box 5627
            Spartanburg, South Carolina 29304

                NOTICE OF ANNUAL MEETING
                     April 30, 1997

TO THE STOCKHOLDERS OF SYNALLOY CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of Synalloy Corporation will be held at the general offices of the Company, Croft Industrial Park, Spartanburg, South
Carolina, on Wednesday, April 30, 1997, at 10:00 a.m. local time. The following three important matters will be presented for your consideration:
	1. To elect five (5) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;
	2. To ratify the selection of Ernst & Young LLP, independent certified public accountants, as independent auditors for fiscal year ending January 3, 1998;
	3. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

All of the above matters are more fully described in the accompanying Proxy Statement.
Only shareholders of record at the close of business on March
14, 1997 are entitled to notice of and to vote at the meeting.

By Order of the Board
of Directors



Cheryl C. Carter
Secretary

Spartanburg, South Carolina
March 31, 1997

Important: You are cordially invited to attend the meeting, but whether or not you plan to attend, PLEASE VOTE, DATE, SIGN AND MAIL the enclosed Proxy promptly. If you attend the meeting, you may either vote by your proxy, or withdraw your proxy and vote in person. The 1996 Annual Report on Form 10K is furnished herewith.


                              SYNALLOY CORPORATION
                              CROFT INDUSTRIAL PARK
                               POST OFFICE BOX 5627
                          SPARTANBURG, SOUTH CAROLINA 29304
                                 PROXY STATEMENT
                           ANNUAL MEETING OF SHAREHOLDERS
                                 April 30, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Synalloy Corporation (the "Company") of proxies to be voted at the Annual Shareholders' Meeting to be held at the general offices of the Company, Croft Industrial Park, Spartanburg, South Carolina, on Wednesday, April 30, 1997, at 10:00 a.m. local time, and at all adjournment(s) thereof.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders is March 31, 1997.

Quorum and Vote Required. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting.

Voting Rights. The securities which can be voted at the Annual Meeting consist of Common Stock of the Company, $1.00 par value per share, its only class of issued and outstanding capital stock. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is March 14, 1997. On February 21, 1997, the Company had outstanding 6,985,917 (excluding 1,014,083 shares held in treasury) shares of Common Stock having one (1) vote per share. Each shareholder of Common Stock is entitled in respect to each matter to be voted on at the meeting to one (1) vote per share, except that in the election of Directors shareholders have cumulative voting rights.

Each shareholder of Common Stock entitled to vote for the election of Directors shall have the right to cumulate his votes either (1) by giving to one candidate as many votes as shall equal the shares owned by such holder, or (2) by distributing his votes on the same principle among any number of candidates. Any shareholder who intends to so vote his shares shall either (1) give written notice of such intention to the Secretary of the Company not less than forty-eight (48) hours before the time fixed for the Annual Meeting, or (2) announce his intention in such meeting before the voting for Directors shall commence. If a shareholder gives notice of his intention to cumulate his votes, all shareholders entitled to vote at the meeting shall without further notice be entitled to cumulate their votes.

Cost of Solicitation. The entire cost of soliciting these proxies will be borne by the Company. The Company may make arrangements with brokerage houses, nominees, fiduciaries and other custodians to send proxies and proxy material to beneficial owners of the Company's stock and may reimburse them for their expenses in so doing. Proxies may be solicited personally or by telephone, telegram or mail by directors, officers and regular employees of the Company without additional compensation for such services. Synalloy has engaged the services of W. F. Doring & Company, a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for a fee estimated at approximately $2,500 plus reimbursement of out-of-pocket expenses.

Voting by Proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and to ratify the appointment of Ernst & Young LLP as independent auditors. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

Revocability of Proxy. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by a valid proxy bearing a later date delivered to the Company or by attending the meeting and voting in person.

STOCKHOLDERS' PROPOSALS FOR THE 1998 ANNUAL MEETING OF
SHAREHOLDERS

Stockholders' proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be presented at the 1998 Annual Meeting of Shareholders, tentatively scheduled for April 30,1998, must be sent certified mail, return receipt requested and received at the Company's Executive Offices, Post Office Box 5627, Spartanburg, South Carolina 29304, addressed to the attention of the Secretary by December 1, 1997 in order to be included in the Proxy Statement and form of proxy relating to such meeting.

SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT

The Company's Annual Report to Stockholders including Form 10-K for the year ended December 28, 1996, as filed with the Securities and Exchange Commission, accompanies this Proxy Statement and is incorporated by reference herein.

BENEFICIAL OWNERS OF MORE THAN FIVE (5%) PERCENT OF
THE COMPANY'S COMMON STOCK

The table below details certain information regarding any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Company's Common Stock as of February 21, 1997.

Name and Address of Beneficial Owner     Amount and Nature of
                                         Beneficial Ownership         Percent of
                                                                      Class
T. Rowe Price Associates, Inc.              610,750 (1)                      8.7
100 East Pratt Street
Baltimore, MD 21202


Wellington Management Company, LLP          500,300 (2)                      7.2
75 State Street
Boston, MA 02109


James G. Lane, Jr.                          396,672 (3)                      5.7
PO Box 5627
Spartanburg, SC 29304


Dimensional Fund Advisors, Inc.             356,882 (4)                      5.1
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401


(1) These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This information was obtained from Price Associates' Schedule 13G dated February 14, 1997.

(2) Wellington Management Company, LLP, ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of December 31, 1996, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 500,300 shares of common stock of Synalloy Corporation that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class. As of December 1996, WMC had shared voting power of 250,200 shares and share dispositive power of 500,300 shares. This information was obtained from Wellington's Schedule 13G dated January 24, 1997.


(3) The aggregate number of shares of Common Stock owned beneficially by Mr. Lane includes direct ownership of 265,324 shares; indirect ownership of 6,198 shares held by the trustee under Synalloy's 401(k)/ESOP Plan, 1,400 shares held in an IRA, and 123,750 shares owned by his spouse of which Mr. Lane disclaims beneficial ownership.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 356,882 shares of Synalloy Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. This information was obtained from Dimensional's Schedule 13G dated February 5, 1997.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen individuals. Upon recommendation of the Nominating Committee, the Board of Directors fixed the number of directors constituting the full Board at five members and recommends that the five nominees listed in the table which follows be elected as directors to serve for a term of one year until the next succeeding Annual Meeting and until their successors are elected and qualified. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected.

If cumulative voting is not requested, the holders of the Board of Directors' proxies will vote the proxies received by them for the election as directors of the five persons named below. If cumulative voting is requested, the holders of the Board of Directors' proxies will vote the proxies received by them cumulatively for some or all of the nominees in such manner as may be determined at the time by the proxy holders.

While the Board of Directors expects that all of the nominees will serve as directors, if, at the time of the Annual Meeting of Shareholders, or any adjournment(s) thereof, a situation should arise making it impossible for one or more of the nominees to serve, the holders of the enclosed proxy will vote for such substitute nominee as the Board of Directors recommends.

The Board of Directors recommends that stockholders vote "FOR" the proposal to elect the five nominees listed below as directors of the Company.

The election of directors requires the affirmative vote of the holders of a plurality of votes given for each director to be elected.

The following table sets forth the names of nominees for director, their age, the year in which they were first elected a director, a brief description of their principal occupation and business experience during the last five years, all directorships of publicly held companies other than the Company, and the number of shares of the Company's Common Stock beneficially owned by them directly or indirectly, as of February 21, 1997, and certain other information. The Board Committee assignments are as of February 21, 1997.

                                                                 Common Stock
Name, Age, Principal Occupation,                                 Beneficially
Other Directorships and                                          Owned as of
Other Information                                                February 21, 1997
                                              Director Since     (Percent of Class)

Sibyl N. Fishburn, age 61                       1979             101,212 (1)(6)
Mrs. Fishburn is a graduate of Hollins                           (1.5)
College, Roanoke, VA. She serves on the
Board of the Virginia Nature Conservancy.
Mrs. Fishburn is a member of the Audit
and Nominating Committees.


Richard E. Ingram, age 55                       1989              33,935 (2)(6)
Mr. Ingram has been Chairman of the Board                         (*)
of Builder Marts of America, Inc. (BMA),
Greenville, SC, a national distributor
of lumber and building materials, since
November 1988 and was Chief Executive
Officer until November 1993. He was a
founding Director of Carolina First Holding
and Carolina First Bank from 1986 to 1996
and Ingram Enterprises, Inc., a privately-
owned company. He is also a Director of
Columbia Lumber, a retail lumber business;
TelPan, Inc. a long distance provider in
Panama; and Chicago Miniature Lamp, Inc.,
a manufacturer of various lighting products.
He is a member of the Executive, Nominating
and Compensation & Long-Term Incentive
Committees.


James G. Lane, Jr., age 63                       1986              396,672 (3)
Mr. Lane has served as Chief Executive                              (5.7)
Officer and Chairman of the Board of the
Company since 1987. He is a member of the
Executive and Nominating Committees.

Glenn R. Oxner, age 58                           1989               23,500 (4)(6)
Mr. Oxner is Chairman and Chief Executive                           (*)
Officer of Edgar M. Norris Co., Inc.,
an investment securities company in
Greenville, SC. From 1989 to 1992 Mr.
Oxner was Senior Vice President of
NationsBank, and Managing Director
of NationsBank Investment Banking
Company. He is a member of the Audit
and Compensation & Long-Term Incentive
Committees.

Carroll D. Vinson, age 56                        1987               17,425 (5)(6)
Mr. Vinson is President and a Director                              (*)
of Metropolitan Asset Enhancement Group,
a private real estate holding company
affiliated with Insignia Financial Group,
Inc. ("Insignia") in Greenville, SC.
He is also owner of C. D. Vinson &
Associates, a consulting firm. He was
President, Chief Executive Officer and a
Director of Angeles Corporation, a real
estate investment company in Los Angeles,
CA. between February 18, 1993 and
March 15, 1993. He was previously
employed by Insignia first as President
and Chief Operating Officer and then as
President and Chief Executive Officer of
Insignia Capital Corporation until
February 15, 1993. He is a member of the
Audit, Executive and Compensation & Long-Term
Incentive Committees.

All Directors and Officers as a group                                660,752 (7)
(8 including those listed above)                                     (9.5)

*Less than one percent (1%).

(1)  Includes indirect ownership of 7,065 shares by spouse;
19,000 shares held in trust for children of which Mrs.
Fishburn's spouse is trustee; and 15,070 shares held in irrevocable trust over which Mrs. Fishburn has certain powers.

(2)  Includes indirect ownership of 16,550 shares held by Donna
C. Ingram Trust; 900 shares held in an IRA; and 735 shares held in the Ingram Foundation.

(3) Includes indirect ownership of 6,198 shares held by the trustee under Synalloy's 401(k)/ESOP Plan;1,400 shares held by an IRA; and 123,750 shares owned by his spouse.

(4) Includes 2,000 shares held jointly by Mr. Oxner and his spouse.

(5) Includes indirect ownership by spouse of 11,575 shares.

(6) Includes options to purchase 4,500 shares exercisable pursuant to the 1994 Non-Employee Directors' Stock Option
Plan.

(7) Includes 44,000 shares which are currently subject to exercisable options, and 13,131 shares allocated under the Company's 401(k)/ESOP.

BOARD OF DIRECTORS AND COMMITTEES

The business and affairs of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing
Executive, Audit, Compensation & Long-Term Incentive, and Nominating
Committees of the Board of Directors.

The members of the Executive Committee are James Lane*, Richard
Ingram and Carroll Vinson. This Committee exercises the authority of the Board of Directors in the management of the business of the Company between the meetings of the Board of Directors. However, this Committee shall not have, among other powers, the authority to amend the Certificate of Incorporation or Bylaws, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of the Company's property and assets, to declare a dividend, or to authorize the issuance of stock. During the past fiscal year, this Committee met one time.

The Audit Committee members are Glenn Oxner*, Sibyl Fishburn and
Carroll Vinson. This Committee makes recommendations to the Board of Directors regarding the selection of independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors; approves the rendering of any material non-audit services; approves the audit fee payable to the independent auditors; reviews audit results; and reviews the expense accounts of Company officers. During the past fiscal year, this Committee held two meetings.

The Compensation & Long-Term Incentive Committee, currently comprised of Richard Ingram*, Carroll Vinson, and Glenn Oxner, is responsible for reviewing and making recommendations to the Board related to salaries, wages, bonuses and benefits for officers of the Company and for administering the Company's stock option program including the granting of options thereunder. This Committee held three meetings during the last fiscal year.

The Nominating Committee is comprised of James Lane*, Richard Ingram and Sibyl Fishburn. This Committee is responsible for reviewing and recommending changes in size and composition of the Board of Directors and evaluating and recommending candidates for election to the Company's Board. This Committee met once in 1996. The Nominating
Committee will consider nominees recommended by shareholders if the recommendations are forwarded to the Secretary of the Company for transmission to the Nominating Committee not less than 30 days nor more than 60 days prior to the meeting, and are otherwise in compliance with the Company's Bylaws. The Committee routinely meets at the regular quarterly meeting of the Board of Directors next preceding the Annual Meeting. Nominations for election as Directors may also be made from the floor at the Annual Meeting of Shareholders provided such nominations are in accordance with the notice procedures set in the Company's Bylaws.

During fiscal year 1996, the Board of Directors met four times. All members of the Board attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

Directors who are not employees of the Company presently receive a fee of $1,000 for attendance at each meeting of the Board of Directors, an $8,000 annual retainer fee, and reimbursement for travel and other expenses related to attendance at meetings.
Committee members presently receive a fee of $500 for each meeting attended which is not held on the same day as a Board meeting.
Effective April 1997, the annual retainer will increase to $10,000.
Each non-employee director receives an option to purchase 1,500 shares (adjusted for a three-for-two stock split on June 12, 1995) of the Company's stock upon election or re-election (see Stock
Option Plans).The Director who is an employee is not paid extra compensation for his service on the Board or any committee of the Board.

*Denotes chairman of respective committee.

Compliance with Section 16(a)

Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, and any persons who own more than 10% of the common stock of the Company to file with the Securities and Exchange Commission and the Nasdaq National Market
System reports of ownership and changes in ownership of common stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during 1996, all filing requirements applicable to its officers and directors were met.

THE BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The basic policies that determine cash compensation for the Company's executive officers, other than its Vice President, Finance, were formulated in 1987. Some factors that were considered in developing the policies were as follows. The Company had suffered net losses in each of the previous five years. Return on average equity had been below 10% in 14 of the previous 19 years. The
Chemical Segment incurred a loss in 1986 and sales were lower than 10 years earlier. The Metals Segment had losses for each of the prior four years. Management changes included a new Chief Executive
Officer, a new President for the Chemical Division and restructuring of management that increased the responsibility and authority of certain senior managers.

The cash compensation policies implemented in 1987 were intended to provide senior managers, including the executive officers, with strong motivation to strive diligently to produce and maintain a high level of profitability. The principal elements of the policies are as follows. Base salaries are increased infrequently except as a result of promotions or to establish parity among senior managers.
The intent is to provide senior managers with base salaries lower than their peers in comparable companies. Offsetting the low salaries are short-term incentive plans that provide cash bonuses equal to a percent of profits before income taxes in excess of a predetermined percentage of equity. Subsidiary and divisional senior managers participate in profit sharing pools determined solely by the performance of their respective subsidiary or division while the Chief Executive Officer's bonus is based on consolidated profitability. The overall effect is to make every senior manager's cash compensation highly dependent on the profitability of the unit for which they work. No performance criteria except profits as related to equity were used to determine 1996 compensation for the Chief Executive Officer and other executive officers other than the Vice President, Finance.

The Summary Compensation Table and Notes thereto provide details of the short-term incentives covering the Chief Executive Officer and other executive officers other than the Vice President, Finance for each of the past three years. It also shows for each of the past three years the portion of cash compensation representing bonuses dependent upon profitability.

The Vice President, Finance is paid a salary believed to be toward the lower end of the range of salaries for this position in comparable companies. He is also eligible for a discretionary bonus based on various considerations, including the company's financial results, compensation of other executive employees and an evaluation of his job performance.

The Committee believes that the price of the Company's stock in the long run will reflect the Company's growth and profitability. The short-term incentives described above motivate senior management to strive for such growth and profitability.

A long-term incentive is also provided to senior managers that links their interests directly to those of the Company's shareholders.
Options are granted to executive officers under a qualified stock option plan that only rewards them if the price of the Company's stock increases after the dates on which the options are granted.
Options are not granted on a regular basis nor on any specific criteria. They are granted from time to time based on the Committee's determination that they will likely increase the long-term motivation of the recipient without an unreasonable amount of potential dilution to shares outstanding.

The Committee believes that the incentive programs provided to senior managers have contributed significantly to the Company's improved financial performance since 1987. The Committee reviews the compensation of the Company's executive officers annually and believes such compensation has been fair to both the executives and the Company's shareholders.

The Compensation & Long-Term Incentive Committee
Richard E. Ingram, Chairman
Glenn R. Oxner
Carroll D. Vinson

Common Stock Performance

As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance for the Company with stock performances of a broad equity market index and an index of appropriate similar companies. The Company has selected as a broad equity market index comparison the S&P 500. Because the Company is in two distinctly different businesses, there is no similar industry
"peer" group with which to compare. Thus, the Company has selected as the most appropriate peer group the Russell 2000 which is an index of companies with comparable market capitalizations.


                             Synalloy Corporation
                  Comparison of Five-Year Cumulative Total Return
                Synalloy Corporation, S & P 500 and the Russell 2000

                                      Cumulative Total Return

                           12/91   12/92   12/93   12/94   12/95   12/96

Synalloy Corporation       100     306     171     217     395     300

S & P 500                  100     108     118     120     165     203

Russell 2000               100     119     141     139     178     207

$100 invested on 12/31/91 in stock or index including reinvestment of dividends, fiscal year ending December 31.

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the total annual compensation paid or accrued by the Company and/or its subsidiaries to or for the account of each of the executive officers of the Company whose total cash compensation for the fiscal year ended December 28, 1996 exceeded $100,000.

Summary Compensation Table

                                                                                    All Other
                                                Salary        Bonus       Compensation
Name, Age and Principal Position       Year      ($)            ($)            ($)


James G. Lane, Jr., Age 63             1996     120,000      291,126         4,500
Chairman of the Board and Chief        1995     120,000      894,431 (1)     4,500
 Executive Officer since 1987.         1994     120,000      397,981         4,500

Joseph N. Avento, Age 55               1996      72,000      190,621         4,500
President, Bristol Metals, Inc.,       1995      72,000      729,786         4,500
a wholly-owned subsidiary of the       1994      72,000      172,000         4,251
Company, since January 1992.

Herbert B. Moore, Jr., Age 51          1996      67,000       57,129         4,500
President, Blackman Uhler Chemical,    1995      67,000      124,120         4,500
a Division of the Company,             1994      67,000      151,129         4,500
since September 1986.

Gregory M. Bowie, Age 47               1996      83,200       45,478         4,500
Vice President, Finance since          1995      80,000       92,346         1,208
May 1994. From 1989 to 1994,
he was Vice President, Finance,
Lowndes Corporation, a fabricator
of concrete products primarily
for industrial and governmental
construction projects.

(1) $715,000 deferred under Deferred Compensation Agreement.


NOTES

Employment Contract - The Company has a written employment agreement with James G. Lane, Jr. pursuant to which he is entitled to receive an annual base salary of $120,000 until December 31, 1998. In addition to his salary, he is entitled to "bonus-compensation" equal to a percentage (5% for 1994, 4.5% for 1995 and 4% for 1996 and 1997) of net earnings before income taxes in excess of a predetermined percent (10% for 1994,1995, 1996 and 1997) of average shareholders' equity. This agreement also provides certain fringe benefits and contains provisions for salary continuation benefits in the event of Mr. Lane's disability or death, under specified conditions, during the term of his employment by the Company.

Bonuses - Cash bonuses based on a short-term incentive plan provide for bonuses to be paid to senior divisional managers in an aggregate amount equal to 10% of the net earnings before income taxes in excess of a predetermined percentage (10% in 1994, 1995 and 1996 and 15% in 1997) of average shareholders' equity for the applicable division or subsidiary. Mr. Lane does not participate in these bonus plans.

For 1994, the incentives shown above were calculated on net earnings before deducting environmental cleanup charges since such charges related to pre-1986 conditions.

Other Annual Compensation - No executive officer named in the cash compensation table nor the executive officers of the Company as a group received from the Company or any of its subsidiaries personal benefits or any other compensation which is the lesser of either $50,000 or 10% of the compensation reported in the cash compensation table above.

Long-Term Compensation - There were 19,000 options granted in the last fiscal year. The Company's only long-term incentive plan is its qualified stock option plans.

All Other Compensation - The Company contributed to the 401(k) Employee Stock Ownership Plan for the named executives as follows:
J. G. Lane, Jr. - $4,500 annually in 1996, 1995 and 1994; J. N.
Avento - $4,500 in 1996 and 1995 and $4,251 in 1994; H. B. Moore,
Jr. - $4,500 annually in 1996, 1995 and 1994; and G. M. Bowie - $4,500 in 1996 and $1,208 in 1995.

Stock Option Plans

Currently, there are options outstanding and available to grant under the 1988 and 1994 Stock Option Plans approved by stockholders. The Plans provide for such options to be granted to officers, non-employee directors and key employees of the Company, its subsidiaries and divisions to provide them with an opportunity to obtain an equity interest in the Company and to increase their stake in the future growth and prosperity of the Company. The option price for options granted under these plans is 100% of the fair market value of the Company's Common Stock on the date the option is granted. Certain restrictions exist as to the time in which options can be exercised. With regard to the 1988 Plan, approved at the May 26, 1988 Annual Meeting, options may be exercised beginning one year after date of grant at a rate of 20% annually on a cumulative basis. In the event that (a) all or substantially all of the assets or Common Stock of the Company (or a subsidiary or division of the Company in which he/she is employed) is sold to an entity not affiliated with the Company, or (b) a merger or share exchange with an unaffiliated party occurs in which the Company is not the surviving entity, an option holder may exercise in addition to the above, 50% of the options not otherwise exercisable because of the holding period requirement subject to certain limitations. No options may be exercised under the 1988 Plans after 10 years from date of grant. The incentive stock options are not transferable other than by death and can only be exercised during the employee's lifetime by the employee. In no event shall options under all Plans having an aggregate fair market value in excess of $100,000 at the dates of grants become exercisable by an optionee for the first time during a calendar year. Under the 1994 Plan, approved at the April 29, 1994 Annual meeting, non-employed directors as of his or her election or re-election as a member of the Board will automatically receive an option for 1,500 common shares (adjusted for a three-for-two stock split on June 12, 1995). In the event a person ceases to be a non-employee director for reasons other than death, the unexpired options must be exercised within three years not to exceed 10 years after date of grant. At February 21, 1997, there were 143,108 options outstanding under all plans of which 74,108 were exercisable.

Option/SAR Grants in Last Fiscal Year

No options were granted to the named executive officers during the past fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Table

The following table summarizes options granted and exercised during 1996 and presents the value of unexercised options held by the named executives at fiscal year end.


                                                 Number of         Value of
                                                 Unexercised       Unexercised
                                                 Options at        in-the-Money
                                                 Fiscal Year       Options at
                                                 End               Fiscal Year
                      Shares          Value      Exercisable (E)   End
                   Acquired on       Realized    Unexercisable     Exercisable (E)
Name                Exercise          (1) (2)    (U)               Unexercisable (U)

J.  G. Lane, Jr.      6,000         $ 33,563     3,000 (E)          $19,500 (E)
                                                 6,000 (U)           39,000 (U)

J.  N. Avento        21,250          301,282     9,000 (E)           58,500 (E)
                                                 6,000 (U)           39,000 (U)

H.  B. Moore, Jr.     4,000           22,375     5,000 (E)           32,500 (E)
                                                 6,000 (U)           39,000 (U)

G. M. Bowie               0                     12,000 (E)           48,996 (E)
                                                18,000 (U)           73,494 (U)


Values are calculated by subtracting the exercise price from the average of the high and low prices as quoted on NASDAQ National
Market Listing on the date prior to exercise or at year end, as appropriate.

Shares acquired in 1996 on exercise of options have not been registered and cannot be freely traded in the open market for two years after the exercise date. Based on a study of actual trades in restricted stock as reported in a weekly national business magazine, the Company believes that the fair market value of the shares on the date of exercise were approximately 35% less than the average of the high and low prices as quoted on NASDAQ National Market Listing. Based on this valuation, the value realized would be as follows:
J.G. Lane, Jr. - $1,341; J. N. Avento - $183,211; and H.B. Moore,
Jr. - $894.

RETIREMENT PLANS

Salary Continuation Agreements

The Company has salary continuation agreements with six former officers, which provide for payments at retirement or death ranging from $9,750 to $28,500 per annum for 10 years in the event of pre-retirement death or the longer of 10 years or life following retirement. The present value of the future payments which will be due at retirement are accrued annually through the retirement date. The Company is the owner and beneficiary of life insurance policies on the lives of these persons. Based upon reasonable assumption as to mortality, dividends and other factors, the Company expects to recover the cost of paying said benefits, including a factor for the use of corporate funds, through keyman life insurance proceeds. The present value of the above agreements are accrued. The cumulative amount of this accrual is $550,689.

401(k)/ESOP Plan

The Company has a 401(k)/Employee Stock Ownership Plan (the "Plan"). All employees (except those employees who are entitled to participate in Union-sponsored plans) who are 21 years or older will be eligible to participate on any January 1 or July 1 following one year of service with the Company.

Employees are permitted to contribute up to 20% of earnings not to exceed a dollar amount set by the Internal Revenue Service on a pretax basis through payroll deduction. Employees are permitted to change the election daily and can revoke the election at any time. Employee contributions are 100% vested at all times. The employee can invest his deferred contribution in one or all of six (6) funds; however, employee contributions cannot be invested in Company stock.

Contributions by the Company are made primarily in Company Stock. For each plan year, the Company contributes on behalf of each participant who is eligible to share in matching contribution for the plan year, a discretionary matching contribution equal to a percentage which is determined each year by the Board of Directors subject to a maximum of 3% in 1996 and 4% in 1997. The matching contribution is allocated on June 30 and December 31 of each plan year. In addition to the matching contribution, the Company may make a discretionary contribution which shall be distributed to all eligible participants regardless of whether they contribute to the Plan. No discretionary contributions have been made to the Plan. Participants must be actively employed on June 30 and December 31 in order to share in the matching contribution and discretionary contribution for the respective valuation periods.

Distributions are not permitted before age 59 1/2 except in the event of death, disability, termination of employment or reason of proven financial hardship as defined according to IRS guidelines. The Plan provides for payment of the participant's account balance upon death, disability or retirement in the form of cash or Company stock or both. If employment terminates for reasons other than retirement, disability or death (e.g. resignation or termination), the discretionary portion of a participant's account balance will be vested based as follows: Zero to four years services - 0% vested; five or more years - 100% vested.

Unvested amounts are forfeited and allocated to participants eligible to share for a plan year. The Plan permits rollovers from qualified plans at the discretion of the Company. The ESOP is permitted to borrow money to purchase Company stock. All Company stock acquired by the Plan with the proceeds of a loan are maintained in a suspense account and are withdrawn and allocated to participant's accounts as the loan is paid. While a participant in the Plan, employees may direct the trustee to vote shares allocated to their account in accordance with their wishes.

All Plan assets are held by an independent trustee. The trustee invests all assets and makes payment of Plan benefits. The Plan is managed and administered by an independent administrator and a Pension Committee comprised of the corporate officers of the Company. Expenses incurred for the administration of the Plan are paid by the Company. The Plan reserves to the Board of Directors of the Company the right to amend the Plan in any manner or terminate the Plan at any time. The Plan may be amended to preserve the qualifications of the Plan under the applicable provisions of the Internal Revenue Code, as amended from time to time. For the year ended 1996, the Company's total matching contribution was $233,361.

APPROVAL OF INDEPENDENT AUDITORS
(Item 2 on Proxy Card)

The Board of Directors, at the recommendation of its Audit Committee, elected Ernst & Young LLP to conduct the annual examination of the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended December 28, 1996. The selection of this firm for fiscal year ending January 3, 1998, will be submitted for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has no financial interest, direct or indirect, in the Company or any of its subsidiaries, and they do not have any connection with the Company or any of its subsidiaries except in their professional capacity as independent auditors.

The ratification by the shareholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors consistent with previous practices is, nevertheless, submitting this selection to the shareholders to ascertain their views. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for fiscal year ending January 3, 1998.

The Audit Committee, which is comprised of Directors who are not employees of the Company, approves in advance all non-audit services to be provided by Ernst & Young LLP and believes they have no effect on audit independence.

Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions with respect to that firm's examination of the Company's financial statements for the fiscal year ended December 28, 1996.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending January 3, 1998.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS
Cheryl C. Carter
Secretary

SYNALLOY CORPORATION
POST OFFICE BOX 5627. SPARTANBURG, SC 29304
This proxy is Solicited by The Board of Directors for the Annual
Meeting of Shareholders
on April 30, 1997

The undersigned hereby appoints James G. Lane, Jr., Carroll D. Vinson and Glenn R. Oxner, or any one or more of them, each with power of substitution, as lawful proxy, to vote all the shares of Common Stock of Synalloy Corporation which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Synalloy Corporation to be held at Spartanburg, S.C. on Wednesday, April 30, 1997, at 10:00 a.m. local time, and at any adjournment thereof, upon such business as may properly come before the meeting.

Said proxies will vote on the items set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as specified on this card, and are authorized to vote in their discretion when a vote is not specified. If no specification is made, it is the intention of said proxies to vote the shares represented by the proxy in favor of the proposals.

(1) Election of Directors

   __ FOR      __ WITHHOLD     __ FOR ALL EXCEPT

Sibyl N. Fishburn, Richard E. Ingram, James G. Lane, Jr.,
Glenn R. Oxner and Carroll D. Vinson

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except," box and strike a line through the nominee's (s) name(s). Your shares will be voted for the remaining nominees(s).


(2) Proposal to approve the selection of Ernst & Young LLP as auditors for the fiscal year ending January 3, 1998
     __ FOR       __AGAINST      __ ABSTAIN

(3) Upon any other matter that may properly come before the meeting or any adjournment thereof, as the proxies in their discretion may determine.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for proposals 1 and 2.

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

Date:-----------------------------





---------------------------------------------------
Signature of Stockholder(s)
Please sign this proxy exactly as your name appears hereon. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.


_______________________________